As filed with the Securities and Exchange Commission on February 1, 2002
                                         Registration No. ______________________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           NATIONAL PIZZA CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                            5142                 43-1941213
(State or Other Jurisdiction of        (Primary Standard        (I.R.S. Employer
Incorporation or Organization)     Industrial Classification     Identification
                                          Code Number)               Number)

                              759 Cedar Field Court
                           Town and Country, MO 63017
                                 (313) 991-1192
          (Address and telephone number of principal executive offices and principal place of business)

                                  Hershey Moss
                           National Pizza Corporation
                              759 Cedar Field Court
                           Town and Country, MO 63017
                                 (314) 991-1192
            (Name, address and telephone number of agent for service)

                                 With copies to:
                              Scott Rapfogel, Esq.,
                       Kaplan, Gottbetter & Levenson, LLP
                                630 Third Avenue
                          New York, New York 10017-6705
                                 (212) 983-6900

       Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this registration statement.

       If any of the securities being registered on this Form are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: |X|

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_| _________________

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_| _________________

       If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_| _________________

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

                             -----------------------

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------
                                                                      Proposed
                                      Amount         Proposed          Maximum        Amount
  Title of Each Class of              to be          Maximum          Aggregate         of
Securities To Be Registered         Registered    Offering Price   Offering Price  Registration
                                                  Per Security (1)        (1)           Fee
===============================================================================================
Common Stock, $.001 par value       2,319,000          $.10           $231,900         $22
===============================================================================================
TOTAL                               2,319,000          $.10           $231,900         $22
===============================================================================================

-----------------
(1) Estimated solely for purposes of calculating the registration fee.

      The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.
================================================================================

                              CROSS REFERENCE SHEET

             Cross Reference Sheet Showing Location in Prospectus of Information Required by Items of the Form Pursuant to Rule 404(a)


                 Form SB-2 Item No. and Heading                             Prospectus Caption
                 ------------------------------                             ------------------
1.  Front of Registration Statement and Outside
      Front Cover of Prospectus ..........................   Facing Page of Registration  Statement;  Outside
                                                             Front Cover Page of Prospectus

2.  Inside Front and Outside Back Cover Pages of
      Prospectus .........................................   Inside Front Cover Page of  Prospectus;  Outside
                                                             Back Cover Page of Prospectus

3.  Summary Information and Risk Factors .................   Prospectus Summary; Risk Factors

4.  Use of Proceeds ......................................   Use of Proceeds

5.  Determination of Offering Price ......................   Outside  Front  Cover Page of  Prospectus;  Risk
                                                             Factors

6.  Dilution .............................................   Not Applicable

7.  Selling Security Holders .............................   Prospectus Summary; Plan of Distribution;
                                                             Selling Stockholders

8.  Plan of Distribution Outside Front Cover Page
      of Prospectus; .....................................   Prospectus Summary; Plan of Distribution;
                                                             Selling Stockholders

9.  Legal Proceedings ....................................   Business

10. Directors, Executive Officers, Promoters
      and Control Persons ................................   Management

11. Security Ownership of Certain Beneficial Owners
      and Management .....................................   Principal Stockholders

12. Description of Securities ............................   Description of Securities

13. Interest of Named Experts and Counsel ................   Experts; Legal Matters


                                      (ii)


                 Form SB-2 Item No. and Heading                             Prospectus Caption
                 ------------------------------                             ------------------
14. Disclosure of Commission Position on
       Indemnification for Securities Act Liabilities ....   Disclosure of Commission Position on
                                                             Indemnification for Securities Act Liabilities

15. Organization with Last Five Years ....................   Business; Certain Transactions

16. Description of Business ..............................   Business; Risk Factors

17. Management's Discussion and Analysis or Plan
      of Operation .......................................   Plan of Operation

18. Description of Property ..............................   Business

19. Certain Relationships and Related Transactions .......   Certain Transactions

20. Market for Common Equity and Related Stockholder
      Matters ............................................   Outside Front Cover Page of Prospectus
                                                             Prospectus Summary; Risk Factors; Market for
                                                             Common Equity and Related  Stockholder  Matters;
                                                             Description of Securities;
                                                             Plan of Distribution

21. Executive Compensation ...............................   Executive Compensation; Certain Transactions

22. Financial Statements .................................   Financial Statements

23. Changes in and Disagreements with Accountants
      on Accounting and Financial Disclosure .............   Not Applicable

                                      (iii)

PROSPECTUS

                  SUBJECT TO COMPLETION DATED ___________, 2002


                           National Pizza Corporation

                        2,319,000 Shares of Common Stock

      This prospectus relates to the sale of up to 2,319,000 shares of our common stock by our shareholders who are hereinafter referred to as "Selling Stockholders." These shares will be offered for sale by the Selling Stockholders, from time to time, at prevailing market prices or in negotiated transactions. We will not receive any proceeds from any sales made by the Selling Stockholders but will pay the expenses of this offering which are estimated to be an aggregate of $71,522. Offering expenses include, but are not limited to, filing fees, printing expenses, legal and accounting fees and miscellaneous expenses. We are a development stage company which was formed to sell pizza ovens and prepared frozen fast food products to distributors to be located throughout the United States. This is the initial registration of any of our shares.

      No public market presently exists for our common stock. We intend to list our shares on the OTC Bulletin Board under the symbol "NPZZ".

      Investing in our common stock involves risks. You should carefully consider the matters described in "Risk Factors" beginning on page 7.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this Prospectus is ____________, 2002

      The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
Prospectus Summary.............................................................3
Selected Financial Information.................................................5
Where You Can Get More Information.............................................5
Forward Looking Statements.....................................................6
Risk Factors...................................................................7
     Risks Related to Our Business.............................................7
     Risks Related to Our Financial Condition..................................9
     Risks Related to this Offering............................................9
Use of Proceeds...............................................................13
Market for Our Common Stock and Related Stockholder Matters...................13
Capitalization................................................................13
Dividend Policy...............................................................14
Plan of Operation.............................................................14
Business .....................................................................14
Management....................................................................17
Executive Compensation........................................................19
Certain Relationships and Related Transactions................................20
Security Ownership of Certain Beneficial Owners and Management................20
Selling Stockholders..........................................................21
Description of Securities.....................................................25
Plan of Distribution..........................................................29
Shares Eligible for Future Sale...............................................30
Disclosure of Commission Position on Indemnification for
  Securities Act Liabilities..................................................30
Legal Matters.................................................................31
Experts ......................................................................31
Additional Information........................................................31
Index to Consolidated Financial Statements....................................32

                               PROSPECTUS SUMMARY

      This summary highlights important information about our business and about this offering. Since it's a summary, it doesn't contain all the information you should consider before purchasing our common stock. In this prospectus, unless the context requires otherwise, "we" and "us" refer to National Pizza Corporation and its wholly owned subsidiary, NPC Service Corporation.

Our Business

      We are a development stage company. Most of our activities to date have been devoted to organizational activities, raising capital, developing a marketing plan, and developing relationships with frozen fast food suppliers and makers of pizza ovens. We have not commenced commercial operations, have had no operating revenues and have financed all of our activities from sales of our common stock to affiliated parties and private investors. More detailed information respecting these sources of funding can be found in the "Business" section of this prospectus. We are a holding company that will conduct operations through our wholly owned subsidiary, NPC Service Corporation, a Delaware corporation formed on October 11, 2001. We were formed in Delaware on September 7, 2001 to sell pizza ovens and prepared frozen fast food products (the "Food Products"), including pizza, through a distribution network we intend to establish throughout the United States. The pizza ovens and Food Products will be manufactured for us by third parties. We will sell our Food Products and pizza ovens to our distributors who in turn will sell the Food Products to retail outlets for resale to their customers. We will not operate any retail outlets or serve consumers directly. Our distributors will enter into consignment agreements with the retail locations. These agreements will provide that the consignees purchase their pizza and other frozen fast food products from the distributor and that ownership of the pizza ovens will remain with the distributor. Initially, we expect to limit our distribution network to the states of Missouri, Kansas, and Illinois. We expect to commence commercial operations, including the sale of distributorships, during the first quarter of 2002. Our executive offices are located at 759 Cedar Field Court, Town and Country, Missouri 63017. See "Description of Business."

      As at December 31, 2001 we had incurred losses since inception of $6,970. These losses can be expected to continue unless and until we successfully commence commercial operations through the establishment of a distribution network for our Food Products. No assurance can be given that we will successfully  establish a distribution  network or if established,  that we will effectively manage all aspects of our anticipated growth and achieve profitability. More detailed information respecting our proposed operations can be found in our "Plan of Operation." Before and after this offering our management will own a majority of our outstanding shares. Consequently our management will have the power to approve corporate transactions and control the election of all of our directors and other issues for which the approval of our Shareholders is required. See "Risk Factors - Management Will Continue To Control Us After The Public Offering And Their Interests May Be Different From And Conflict With Yours."

The Offering

Common Stock Offered By The Selling
  Stockholders .......................  The Selling Stockholders are offering up to 2,319,000 shares of our common stock.
                                        The Selling Stockholders may offer their
                                        shares  directly to  investors  or, if a
                                        public  market  develops  for our common
                                        stock,   they  may  sell  their   shares
                                        through brokers.

Proposed Symbol and Trading Market ...  "NPZZ" on the OTC Bulletin Board.

Risk Factors .........................  The shares offered hereby involve a high degree  of risk.  You  should  carefully
                                        review   the   entire   prospectus   and
                                        particularly, the section entitled "Risk
                                        Factors" beginning on page 7.

Use of Proceeds ......................  We will not receive any of the  proceeds from the sale of the Shares offered by the Selling Stockholders.

                         SELECTED FINANCIAL INFORMATION

      The following table sets forth selected financial information regarding the Company for the period from September 7, 2001 (inception) through December 31, 2001. All of this information was derived from our audited financial statements appearing elsewhere in this prospectus. In the opinion of management, the financial information for the period ended December 31, 2001 contains all adjustments, consisting only of normal recurring accruals necessary for the fair presentation of the results of operations and financial position for such period. You should read this selected financial information in conjunction with our plan of operation, financial statements and related notes to the financial statements, each appearing elsewhere in this prospectus. See "Pro Forma Financial Information". Please don't assume that the results below indicate results we'll achieve in the future.

Income Statement Data:

                                                   Cumulative
                                                   Period From
                                                September 7, 2001
                                                 (Inception) to
                                               December 31, 2001
                                               -----------------

Revenues                                          $        0

 Net Income (Loss)                                $   (6,970)

Net Earnings (Loss) Per Share                             (0)

Weighted Average Number of Shares                  4,274,312
Outstanding

Balance Sheet Data:

           December 31, 2001
           -----------------

Current Assets                                    $  203,087

Total Assets                                         228,847

Current Liabilities                                   45,848

Total Liabilities                                     45,848

Stockholders' Equity                                 182,999


                       WHERE YOU CAN GET MORE INFORMATION

      At your request, we will provide you, without charge, with a copy of any information incorporated by reference in this prospectus. If you want more information, write or call us at:

                           National Pizza Corporation
                              759 Cedar Field Court
                           Town and Country, MO 63017
                            Telephone: (314) 991-1192
                               Fax: (314) 991-1226

      Our fiscal year ends on December 31. We intend to furnish our shareholders annual reports containing audited financial statements and other appropriate reports. In addition, we intend to become a reporting company and file annual, quarterly, and current reports, or other information with the SEC as required by the Securities Exchange Act of 1934. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public through the SEC Internet site at http\\www.sec.gov.

                           FORWARD LOOKING STATEMENTS

      This prospectus contains statements which represent our expectations or beliefs for the future. Forward looking statements include statements about the future of the fast food industry, statements about our future business plans and strategies, and most other statements that are not historical in nature. In this prospectus forward looking statements are generally identified by the words "believe", "expect", "anticipate", "estimate", "project", "intend", and similar expressions. These statements by their nature involve substantial risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those expressed in, contemplated by or underlying any forward-looking statements. Statements in this prospectus, including without limitation those contained in the sections entitled "Risk Factors", "Plan of Operation", "Business", and in the Notes to our Financial Statements, describe factors, among others, that could contribute to or cause such differences.

                                  RISK FACTORS

      The securities offered by this prospectus are speculative and involve a high degree of risk. Accordingly, you should carefully consider the following factors before making a decision to invest.

Risks Related To Our Business
-----------------------------

We Have No Operating History For You To Use To Evaluate Our Business.

We were formed on September 7, 2001 to sell pizza ovens and prepared frozen fast food products to distributors to be located throughout the United States. We have not yet entered into any agreements with distributors for our products. No assurance can be given that we will establish our intended distribution network. We expect to commence commercial operations, including the establishment of distributorships, during the first quarter of 2002, although no assurance can be given that this will prove to be the case. Accordingly, we have no direct performance history on which you can evaluate our future performance. We are at an early stage of development and it is possible that we may not achieve the revenues that we anticipate. If that occurs, we will receive less than our projected income from our operations and our ability to operate on a profitable basis will suffer. Before investing, you should carefully evaluate the risks, uncertainties, expenses and difficulties frequently encountered by early stage companies.


We Need To Initiate Our Marketing And Sales Operations. These Activities Will Strain Our Limited Resources, and Failure to Effectively Manage The Implementation and Growth of Our Business Could Disrupt Our Operations And Prevent Us From Generating The Revenues We Expect.

We will  have to  commence  our  marketing  and  sales  operations  in  order to successfully implement our business strategy. This will involve the establishment of manufacturing and marketing infrastructures and the development of efficient delivery systems. Because we have only recently been formed and have yet to make any product sales or enter into any distribution agreements, these infrastructures and systems are not yet fully in place. If we are successful in commencing commercial operations, we may then experience rapid growth, requiring us to manage multiple relationships with various wholesalers of our products, vendors of supplies and raw materials, and other third parties. The implementation of operations and the subsequent expansion of such operations which may follow can be expected to strain our management, operational, financial, and technological resources. If we fail to manage our growth in a manner that minimizes these strains on our resources it could disrupt our operations and ultimately prevent us from generating the revenues we expect. The successful implementation and growth of our business will also depend on our ability to attract and retain qualified employees and consultants, particularly marketing and sales personnel. If we fail to manage our growth successfully, our business will suffer.


Pizza And Pizza Ovens Are Our Only Current Products. If They Do Not Achieve Broad Market Acceptance, Our Anticipated Future Revenue Growth And Profitability Will Suffer.

We have yet to make any sales of frozen pizzas or pizza ovens which are our only products. We have no potential sources of revenues from anything other than anticipated sales of distributorships involving our sale of frozen pizzas and pizza ovens to distributors along with certain proposed accessory products for resale and delivery by them to retail outlets. We have not conducted any formal market studies regarding the probable market acceptance of our distributorships and products and we therefore have no basis for predicting potential demand. Accordingly, we cannot give any assurance that sufficient market penetration can be achieved so that we can operate profitably. If we are unable to sell distributorships, or if their acceptance develops more slowly than expected, our business will be materially and adversely affected. See "Business - Sales and Marketing."


If We Are Unable To Compete Effectively With Sellers Of Frozen Pizza And Other Frozen And Non-Frozen Fast Food Products, We Will Not Be Able To Generate Revenues Or Profits.

Our ability to generate revenues and operate profitably will be directly related to our ability to compete effectively with sellers of frozen pizza and other frozen and non-frozen fast food products. Although we believe that we can effectively compete on the basis of price and quality, we will face competition from fast food sellers, virtually all of whom are larger than we are, and have substantially more assets and resources than we have. Our future success will depend, to a significant extent, on a number of factors, including the public's acceptance of our products. and our ability to successfully develop and exploit such acceptance. We can give no assurance that we will be able to overcome the competitive disadvantages we face as a small company with limited capital and without a history of successfully developing and marketing frozen fast food products. See "Business - Competition."


Our Future Success Is Dependent On The Performance And Continued Service Of Our Executive Officers And Key Employees, And Our Ability To Attract And Retain Skilled Personnel.

Our performance and future operating results are substantially dependent on the continued service and performance of Hershey Moss, our president, treasurer and chief executive and accounting officer, and Andrew S. Peck, our vice president and secretary. To the extent that the services of such persons become unavailable, our business or prospects may be adversely affected. Should we be required to do so, we do not know whether we would be able to employ equally qualified persons to replace any of these persons. We do not currently maintain "key man" insurance for any of our executive officers or other key employees and do not intend to obtain this type of insurance following the completion of this offering. If we are successful in implementing and developing our business, we will require additional managerial, administrative and support personnel. Competition for highly-qualified personnel is intense, and we cannot assure that we can retain our key employees or that we will be able to attract or retain qualified personnel in the future. The loss of the services of any of our management or other key employees and our inability to attract and retain other necessary personnel could have a material adverse effect on our financial condition, operating results, and cash flows. See "Management".

Risks Related To Our Financial Condition
----------------------------------------

We May Need Financing Which May Not Be Available And, If Available, Might Only Be Available On Unfavorable Terms

While we believe we have sufficient capital for the next twelve months, presently unanticipated occurrences and expenses may make it necessary for us to raise funds through equity or debt financings until such time, if ever, as we are able to operate profitably. In the event that we do require such outside funding, there is no assurance that we will be able to obtain it on terms beneficial to us, if at all. Should that occur, we might be prevented from commencing commercial operations or, if we have begun commercial operations, we might have to curtail or cease them. See "Plan of Operation."


We Have Incurred Losses From Inception And Expect To Continue To Incur Losses Unless And Until We Successfully Commence Commercial Operations.

As of December 31, 2001 we had incurred losses since our inception of $6,970. We have had no operating revenues and have not yet commenced commercial operations. Although we expect to commence commercial operations during the first quarter of 2002, no assurance can be give that will do so or if commenced that we will achieve profitability. Our failure to commence commercial operations and achieve profitability would have a material adverse effect on or business.

Risks Related To This Offering
------------------------------

We  May  Not  Qualify  For  NASD  Over-The-Counter   Electronic  Bulletin  Board
Inclusion; Any Market For The Shares That Does Develop May Become Illiquid.

Upon completion of this offering, we will attempt to have our common stock eligible for quotation on the NASD Over-the-Counter Electronic Bulletin Board ("OTCBB" or "Bulletin Board"). OTCBB eligible securities includes securities not listed on NASDAQ or a registered national securities exchange in the U.S. We have engaged a broker-dealer to file a Form 211 with the National Association of Securities Dealers ("NASD") in order to allow for quotation of our common stock on the OTCBB. The market maker has committed to make a market in our securities once the Form 211 clears with the NASD. For more information on the OTCBB see its website at www.otcbb.com. If for any reason, however, our shares are not eligible for quotation on the Bulletin Board or a public trading market does not develop, purchasers of the shares may have difficulty selling their shares should they desire to do so. If we are unable to satisfy the requirements for quotation on the Bulletin Board, any trading in our common stock would be conducted in the over-the-counter market in what are commonly referred to as the "pink sheets". As a result, you may find it more difficult to dispose of, or to obtain accurate quotations as to the price of our shares. In addition, the price of our shares may vary due to general economic conditions and forecasts, our general business condition, and the release of our financial reports.


There Has Been No Prior Public Market For Our Common Stock. Unless Such Market Develops, You May Not Be Able To Sell Your Shares And Even If Such Market Should Develop, Our Stock Price May Decline After This Offering.

There has been no public market for our common stock and our common stock is not presently listed for trading on any recognized exchange or market. While we expect that our common stock will be traded in the over-the-counter market and quoted on the OTC Bulletin Board, an active trading market may not develop or be maintained. Even if a market for our common stock does develop, the market price of the common stock may be highly volatile. Failure to develop or maintain an active and reliable trading market could negatively affect the price of our shares and even make it impossible for you to sell your shares.


Sales of Shares Eligible For Future Sale Could Depress The Market Price Of Our Common Stock.

We presently have issued and outstanding 6,087,500 shares of our common stock. 2,319,000 of these 6,087,500 shares will be freely tradeable by the Selling Shareholders (see "Selling Shareholders"). The balance of 3,768,500 presently issued and outstanding shares are restricted from immediate resale but may be sold into the market in the future. Should a market for our common stock develop, we are unable to predict the effect that resales made by selling shareholders pursuant to this prospectus, or by other shareholders under Rule 144, may have on the then prevailing market price of our common stock. It is likely, however, that market sales of large amounts of these or other shares after this offering, or the potential for those sales even if they do not actually occur, will have the effect of depressing the market price of our common stock. In addition, if our future financing needs require us to issue additional shares of common stock or securities convertible into common stock, the supply of common stock available for resale could be increased which could stimulate trading activity and cause the market price of our common stock to drop, even if our business is doing well. See "Description of Securities - Shares Eligible for Future Sale."


Our Board of Directors Can Issue Additional Shares Of Our Common Stock Without The Consent Of Any Of Our Shareholders; This Could Result In The Dilution Of Your Voting Power And Could Decrease The Value Of Your Shares.

We presently have 43,912,500 authorized but unissued shares of common stock. Our board of directors has the power to issue any or all of these 43,912,500 shares without shareholder approval. If we issue any additional common shares, the percentage of ownership and the voting power of each other common share will be proportionately reduced and the book value or market price of the outstanding common shares could also be reduced. See "Description of Securities."


Our Common Stock Is A "Penny Stock," And Compliance With Requirements For Dealing In Penny Stocks May Make It Difficult For Holders Of Our Common Stock To Resell Their Shares.

If a public market develops for our common stock, it will be in what is known as the over-the-counter market, and trading of our stock will be quoted in the Over-the-Counter Bulletin Board of the NASD. At least for the foreseeable future, our common stock will be deemed to be a "penny stock" as that term is defined in Rule 3a51-1 under the Securities Exchange Act of 1934. Rule 15g-2 under the Exchange Act requires broker/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain from these investors a manually signed and dated written acknowledgement of receipt of the document before effecting a transaction in a penny stock for the investor's account. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or otherwise, which could have a material adverse effect on the liquidity and market price of our common stock (see "Description of Securities - Penny Stock Rules").

Penny stocks are stocks:

o     with a price of less than $5.00 per share; or

o     that are not  traded  on NASDAQ or a  national  securities  exchange;

      Penny stocks are also stocks which are issued by companies with:

o     net tangible assets of less than:

            $2.0 million (if the issuer has been in continuous operation for at least three years); or

            $5.0 million (if in continuous operation for less than three years); or

o     average revenue of less than $6.0 million for the last three years.


Our Principal Shareholder Will Continue To Control Us After This Offering; His Interests May Be Different From And Conflict With Yours.

The interests of management could conflict with the interests of our other stockholders. After this offering, Hershey Moss, our chairman, president and chief executive and accounting officer will beneficially own, approximately 65.7% of our outstanding common stock. Accordingly, he will have the power to approve corporate transactions and control the election of all of our directors and other issues for which the approval of our shareholders is required. This concentration of ownership may also delay, deter or prevent a change in control of our company and may make some transactions more difficult or impossible to complete without the support of these stockholders. As a result, if you purchase shares of our common stock in this offering, you may have no effective voice in our management. See "Principal Stockholders" and "Certain Transactions."


Our  Majority  Shareholders  Will Be Able To Take  Shareholder  Actions  Without
Giving Prior Notice To Any Other Shareholders. Therefore, You Will Not Have Advance Notice Of Actions Which You May Believe Are Bad For Your Investment In The Company.

We are not, and after the offering, we will not be, subject to the SEC Proxy Rules. We will therefore be able to take any shareholder action which requires the approval of the Shareholders by obtaining the consent of the holders of the majority of our shares. We will not have to give any of the other shareholders prior notice or a chance to vote. Our only obligation will be to notify the other shareholders promptly after the action has been taken. Therefore, you will not have advance notice of actions which you may believe are bad for your investment in the Company. As a result, you will not be able to take any preventive measures, such as selling your shares, before the action is effective.

                                 USE OF PROCEEDS

      The Selling Shareholders are selling their shares covered by this prospectus for their own accounts. Accordingly, we will not receive any proceeds from the resale of their shares.

           MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

      Before this offering, there has been no public market for our common stock and there can be no assurance that a public market for our common stock will develop after this offering. We anticipate that our common stock will be traded on the OTC Bulletin Board. No assurance can be given however, that this will prove to be the case. We have engaged a broker-dealer to file a Form 211 with the National Association of Securities Dealers, Inc. ("NASD") in order to allow for the quotation of our common stock on the OTC Bulletin Board.

      Prior to this offering, we have 6,087,500 shares of common stock issued and outstanding held by approximately 35 persons. 2,319,000 shares will be freely tradeable by the Selling Stockholders in connection with this offering.

      We have never paid dividends on our common stock. There are no restrictions that limit our ability to pay dividends on our common stock or that are likely to do so in the future. Despite the foregoing, for the foreseeable future, it is anticipated that any earnings which may be generated from our operations will be used to finance our growth and that cash dividends will not be paid to stockholders.

                                 CAPITALIZATION

      The following table sets forth the capitalization of our Company as at December 31, 2001.



                                                           December 31, 2001
                                                           -----------------
Stockholders' equity
Common stock, $.001 par value;
50,000,000 shares authorized,
6,087,500 shares outstanding,                                     $   6,088

Preferred Stock, $.001 par value;
5,000,000 shares authorize                                        $       0
0 shares outstanding,

Additional paid-in capital                                        $ 183,881
Accumulated deficit                                               $ (6,970)
Total stockholders' equity                                        $ 182,999

                                 DIVIDEND POLICY

      We have never paid any dividends on our common stock. We do not intend to declare or pay dividends on our common stock, but to retain our earnings, if any, for the operation and expansion of our business. Dividends will be subject to the discretion of our board of directors and will be contingent on future earnings, if any, our financial condition, capital requirements, general business conditions and other factors as our board of directors deem relevant.

                                PLAN OF OPERATION

      The following discussion of our plan of operation for the next twelve months should be read in conjunction with, and is qualified in its entirety by, the more detailed information, including our financial statements included elsewhere in this Prospectus. Our plan of operation for the next twelve months involves (i) commencing commercial operations during the first quarter of 2002;
(ii) implementing our sales and marketing strategies; (iii) entering into distributorship agreements; (iv) hiring marketing and sales personnel; and (v) locating and contracting with manufacturers of pizza ovens and frozen pizza. We were recently formed and will not achieve revenues until we successfully commence commercial operations. Our only employees at the present time are our two executive officers. Employee levels will increase as we engage distributors and expand our operations. (See "Business - Employees".) Our current cash and cash equivalent assets together with expected revenues from operations should be sufficient to satisfy our cash requirements during the next 12 months. Notwithstanding the foregoing, presently unforeseen circumstances may require us to seek financing during the period. In the event we do require financing there is no assurance that we will be able to obtain it on terms beneficial to us, if at all.

                                    BUSINESS

Overview

      We have not commenced commercial operations but expect to do so during the first quarter of 2002. We have had no operating revenues and have financed all of our activities from sales of our common stock to affiliated parties and private investors. These activities have included organizational matters, raising capital, developing a marketing plan, and developing relationships with frozen fast food suppliers and makers of pizza ovens. During the period October 22, 2001 through December 19, 2001 we engaged in a private offering of our common stock at a price of $.10 per share. The offering was made in compliance with Rule 506 of Regulation D of the General Rules and Regulations under the Securities Act of 1933, as amended. Shares were offered and sold solely to "accredited investors" as such term is defined in Rule 501(a) of Regulation D. An aggregate of 2,037,500 shares were sold to 33 persons resulting in gross proceeds of $203,750.

      We were incorporated in Delaware on September 7, 2001 to develop and sell to independent distributors, for resale and delivery by them to retail outlets, prepared frozen fast food products. Our initial frozen fast food product will be pizza. We expect to introduce other frozen fast food products to our product line in or about the third quarter of 2003. These products are expected to include Italian, Chinese and Mexican foods. Each distributor will receive a starter kit that includes 20 pizza ovens, 120 dozen frozen pizzas, paper goods and advertising materials. The initial distributorship fee of $8,500 will also include training and start up assistance from our salespeople. Our pizza ovens are simple but efficient. They are able to bake one large or two small pizzas in 5 to 8 minutes. They have a calibrated bell timer which provides automatic heat controls. These ovens are designed to never overbake our products or waste heat. They are fully insulated and completely enclosed. The ovens have a stainless steel exterior and have dimensions of 20 1/2" by 18" by 8 1/2". We expect to generate revenues from five sources including (i) sales of distributorships;
(ii) sales of additional ovens; (iii) sales of additional frozen pizzas; (iv) sales of other frozen fast food products; and (v) sales of ancillary materials such as paper goods and advertising materials. Hershey Moss, our founder, created a similar enterprise ("Old NPC") bearing the same name in 1967. Under Mr. Moss's guidance, Old NPC had more than 450 distributors serving more than 9,100 individual retail outlets in 47 states at the time that Old NPC was sold to Colonial Enterprises, Inc. in March 1970.

      Under the new operating program developed by Mr. Moss, we will be relying on outsourcing with regard to manufacture of the pizza ovens and the preparation, packaging and distribution of the pizzas and other frozen fast food products we may develop in the future for sale to our distributors. We will sell the ovens and fast food products directly to our distributors. The distributors will in turn, contract with retail locations, for the sale of the fast food products. The distributors will retain ownership of the pizza ovens but will place them with the contracting retail locations without charge. Targeted retail outlets will include bowling alleys, airports, bus and train stations, country clubs, motels, cafeterias, swimming pools, parks, ice cream parlors, drive-in restaurants, and bar and grills.

      The distributors will be trained to locate suitable retail locations and promote the products they intend to sell to such retail locations. Training will take place on location in the area from or near which the distributor will operate. It is presently expected that each distributor will have a minimum of twenty locations, with each location purchasing our frozen fast food products from such distributor on a bi-monthly basis. Once the distributor places an oven, he will be responsible for taking purchase orders from his customers and delivering the purchased products. Each distributor's revenue will be based upon the distributor's volume of product sales. We intend to supply each distributor with ancillary material to promote our products including signs, paper goods, pizza cutters and spices.

Sales and Marketing

      We intend to utilize a dual marketing approach. This approach will involve trade show presentations and direct advertising through local newspaper ads. Our marketing plan will be administered by a sales staff which is expected to reach 4 in number by the end of 2002 and 10 in number, including 6 in-house sales persons, by the end of 2003. Our sales people will be compensated through a combination of salary and commission. Commissions will be based on the number of distributors they are able to recruit. Our sales force will be trained to assist the distributor's start up operation including the location of retail locations to which our products will be sold by our distributors, and find office space and storage facilities for the food products and supplies. Our initial target area for operation consists of the states of Missouri, Kansas and Illinois. By the middle of 2004 we intend to be operating throughout the continental United States although no assurance can be given that this will prove to be the case.

Employees

      Our only employees at the present time are our two executive officers. We plan to add additional employees, as required, for the expanded operation of our business. See "Plan of Operation."

Customers

      We do not expect any single customer to account for a significant portion of our revenues. Accordingly we will not be dependent upon any single customer to achieve our business goals.

Competition

      We know of no other enterprise utilizing a business model similar to ours. However, our business may reasonably be expected to compete with fast food suppliers including frozen fast food suppliers. Competition in this market is intense. Most of these suppliers will have greater financial, technical, and human resources than we do. There can be no assurance that we will be able to successfully compete with them.

Supplies and Suppliers

      Our primary products will be pizza ovens and frozen fast food products. These will be manufactured for us by third parties. The prices charged to us by third parties for such products is expected to remain stable in the near term. Increases that may occur are expected to be small although no assurance can be given that this will prove to be the case. Each category of products has several competing suppliers. We expect all required products to be readily available in sufficient quantities and to be of required quality. In the extreme situation, however, were any required products not to be generally available, it would have a material adverse effect on our operations.

Seasonal Aspects

      We do not expect to experience seasonal variations in our operating results.

Patents and Trademarks

      We are not dependent on patents or trademark protection with regard to the operation of our business and do not expect to be any time in the future.

Government Regulation

      Local, state and federal governments have adopted laws and rules involving various aspects of the food service industry including, but not limited to, health and environment. We are also subject to rules requiring us to comply with federal and state business opportunity laws in connection with our relationship with our distributors. Pursuant to such laws, we intend, among other things, to file business opportunity disclosure statements with designated state governmental agencies requiring such and to supply our distributors with business opportunity disclosure statements which will include information about us, our business, and the terms of the distributorship.

Facilities

      Our executive offices are currently located at 759 Cedar Field Court, Town and Country, Missouri 63017. We occupy approximately 800 square feet of space provided to us by our president on a rent free basis.

Legal Proceedings

      No legal proceedings are pending to which we or any of our property is subject, nor to our knowledge are any such legal proceedings threatened.

                                   MANAGEMENT

Directors, Officers, Key Employees and Consultants.

      The members of our board of directors and our executive officers, together with their respective ages and certain biographical information are set forth below. Our directors receive no compensation for their services as board members but are reimbursed for expenses incurred by them in connection with attending board meetings. All directors hold office until the next annual meeting of our stockholders and until their successors have been duly elected and qualified. Our executive officers are elected by, and serve at the designation and appointment of, the board of directors. There are no family relationships among any of our directors or executive officers.

Name                Age                            Position
----                ---                            --------
Hershey Moss         62    President, Treasurer, Chief Executive and Accounting
                           Officer and Chairman

Andrew S. Peck       56    Vice President, Secretary and Director

      The following is a brief account of the business experience of each of our directors and executive officers during the past five years or more.

      Hershey Moss, our founder, president, treasurer, chairman and chief executive and accounting officer, is the managing partner of Equity Capital Group, a venture capital enterprise. He was formerly the chairman of the board of Air LA, Inc., an international commuter airline operating out of Los Angeles, Mr. Moss has founded and operated various private and public companies including Load Toter Manufacturing Company, Inc. Mr. Moss has served as chairman of a number of Advisory Committees of both public and private companies. One of the companies is the Allied Companies, a group of affiliated companies comprised of two divisions, Allied Industrial Group, Inc. (which is specialty chemicals) and Allied Manufacturing Group, Inc. (non-chemical manufacturing). Mr. Moss is also a financial consultant to Allied Companies, concentrating on capital markets.

      Andrew S. Peck, our vice president, secretary and one of our directors, has over 30 years experience in financial management and planning, specializing in financial reporting and controls, budgeting, and strategic planning. He has held various positions with Xerox, Pitney-Bowes, Kennecott-Copper, Radice
Corporation, and Knight Enterprises. In 1989, he founded Financial Support Services, Inc. ("FSSI") to assist emerging and existing companies in their business planning and budgeting to enable them to access traditional and non-traditional sources of funding. Since then he has expanded FSSI's services to include marketing strategies, financial forecasting, real estate profitability analysis, capital planning, control and consolidation, and management team consulting. Mr. Peck holds a Bachelor of Science Degree in Accounting from the New York Institute of Technology and a Masters Degree in Finance from Adelphi University.

Limitation On Directors' Liabilities

      Our Certificate of Incorporation limits, to the maximum extent permitted under Delaware law, the personal liability of our directors and officers for monetary damages for breach of their fiduciary duties as directors and officers, except in certain circumstances involving certain wrongful acts, such as a breach of the director's duty of loyalty or acts of omission which involve intentional misconduct or a knowing violation of law.

      Section 145 of the Delaware General Corporation Law, as amended, (the "DGCL") permits us to indemnify our officers, directors or employees against expenses (including attorney's fees), judgments, fines and amounts paid in settlement in connection with legal proceedings if the officer, director or employee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests. The DGCL also permits us to provide indemnification with respect to any criminal act or proceeding, where our officers, directors or employees had no reasonable cause to believe their conduct was unlawful.

      We will not indemnify our directors and officers (a) for any breach of loyalty to us or our stockholders; (b) if a director or officer does not act in good faith; (c) for acts involving intentional misconduct; (d) for acts or omissions falling under Section 174 of the DGCL; or (e) for any transaction for which the director or officer derives an improper benefit. We will indemnify our directors and officers for expenses related to indemnifiable events, and will pay for these expenses in advance. Our obligation to indemnify and to provide advances for expenses are subject to the approval of a review process with a reviewer to be determined by the Board. The rights of our directors and officers will not exclude any rights to indemnification otherwise available under law or under our Certificate of Incorporation.

                             EXECUTIVE COMPENSATION

      The following table sets forth information concerning the total compensation paid or accrued by us during the period from our inception (September 7, 2001) through December 31, 2001 to our chief executive officer. No executive officer received any compensation during this period.


                                             Summary Compensation Table

                                     Annual Compensation                      Long Term Compensation
                            ------------------------------------  -----------------------------------------------
                                                    Other Annual            Restricted       LTIP     All Other
Name and                                            Compensation   Options     Stock       Payouts  Compensation
Principal Position          Salary ($)  Bonus ($)        ($)      /SAR's(#)   Awards ($)     ($)         ($)
------------------          ----------  ---------   ------------  --------- ------------   -------  -------------
Hershey Moss                     0          0             0           0           0           0            0
  Chief Executive Officer

Stock Option Plans;  Stock  Option/Stock  Appreciation  Right Grants;  Aggregate
Stock Option/Stock Appreciation Right Exercises and Fiscal Year End Stock Option/Stock Appreciation Right Values; Report on Repricing of Stock Options/Stock Appreciation Rights.

      We have not instituted any stock option plans or issued any stock options since inception.

Long Term Incentive Plan Awards

      We have not made any long-term incentive plan awards since our inception.

Pension Plans

      We do not presently provide pension plans for any of our officers or directors.

Employment Agreements

      We have not entered into employment agreements with any of our employees including the named executive. We have agreed however, to commence paying salaries to our two employees as of June 1, 2002. The initial annual salary payable to the named executive will be $67,000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On September 14, 2001 we issued 4,000,000 shares of our common stock to our founder, Hershey Moss, at a price of $.0025 per share.

      During the period September 7,2001 through December 31, 2001, Hershey Moss made loans to us in the aggregate amount of $45,000. We intend to pay Mr. Moss back from the proceeds of our Rule 506 private offering that was completed in December 2001.

      Our board of directors has authorized us to commence paying salaries to Hershey Moss and Andrew Peck as of June 1, 2002. The initial annual salaries payable to Mr. Moss and Mr. Peck will be $67,000 and $33,000, respectively.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table provides certain information with respect to the beneficial ownership of our common stock known by us as of December 31, 2001, by

      o each person or entity known by us to be the beneficial owner of more than 5% of our common stock,

      o     each of our directors,

      o     each of our executive officers, and

      o     all of our named directors and executive officers as a group.

The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on December 31, 2001 and all shares of our common stock issuable to the holder in the event of exercise of outstanding options owned by that person which are exercisable within 60 days of December 31, 2001. Presently, there are no options outstanding. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent such power may be shared with a spouse.

                                           Shares of
Name and Address of                       Common Stock           Percentage
 Beneficial Owner                      Beneficially Owned         Ownership
 ----------------                      ------------------         ---------
Hershey Moss                                4,000,000               65.7%
759 Cedar Field Court
Town and Country, MO 63017

Andrew S. Peck                                   0                    0%
11195 Northwest 5th Manor
Coral Springs, FL 33071

All directors and executive                 4,000,000               65.7%
officers as a group (2 persons)

                              SELLING STOCKHOLDERS

      The following table provides certain information with respect to the beneficial ownership of our common stock known by us as of December 31, 2001, by each Selling Shareholder. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on December 31, 2001 and all shares of our common stock issuable to the holder in the event of exercise of outstanding options owned by that person at December 31, 2001 which are exercisable within 60 days of December 31, 2001. Presently, there are no options outstanding. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent such power may be shared with a spouse. Amounts shown assume the maximum number of shares being offered are all sold. The shares being offered by the Selling Stockholders are being registered to permit public secondary trading, and the stockholders may offer all or part of their registered shares for resale from time to time. However, the Selling Stockholders are under no obligation to sell all or any portion of their shares. The table below assumes that all shares offered by the Selling Stockholders will be sold. See "Plan of Distribution".

                                          Shares of
                                        Common Stock
                                     Beneficially Owned              Percentage Ownership
                                   -----------------------        -------------------------
Name and Address of                 Before          After          Before            After
 Beneficial Owner                  Offering       Offering        Offering         Offering
-------------------               --------       --------        --------         --------
Alex Roy Aal
6038 Shelter Bay Ave.
  Mill Valley, CA 94941             75,000           0              1.23%           0

                                          Shares of
                                        Common Stock
                                     Beneficially Owned              Percentage Ownership
                                   -----------------------        -------------------------
Name and Address of                 Before          After          Before            After
 Beneficial Owner                  Offering       Offering        Offering         Offering
-------------------               --------       --------        --------         --------
Stan and Toby Arenberg
Trust U/D/O 9/19/90
2213 Midvale Avenue
  Los Angeles, CA 90064             50,000           0              .82%            0

Brett A. Douglas
7360 Tulane Avenue
  St. Louis, MO 63130               25,000           0              .41%            0

Forman Family Partnership
7729 Delmar Blvd.
  St. Louis, MO 63130               45,000           0              .74%            0

Alexis S. Forman
7829 Delmar
  St. Louis, MO 63130               22,500           0              .37%            0

Sol Gerber
18855 La Amistad Pl.
  Tarzana, CA 91356                 150,000          0              2.46%           0

Seymour Kahn
213 Fowling St.
  Playa Del ray, CA 90293           100,000          0              1.64%           0

Nicole Kalhorn
5850 Old Ranch Rd.
  Colorado Springs, CO 80908        50,000           0              .82%            0

Simon Kalhorn
5850 Old Ranch Rd.
  Colorado Springs, CO 80908        100,000          0              1.64%           0

Stephen B. Kerckhoff
9931 Warshire Dr.
  St. Louis, MO 63132               25,000           0              .41%            0

                                          Shares of
                                        Common Stock
                                     Beneficially Owned              Percentage Ownership
                                   -----------------------        -------------------------
Name and Address of                 Before          After          Before            After
 Beneficial Owner                  Offering       Offering        Offering         Offering
-------------------               --------       --------        --------         --------
Christie G. Kerckhoff
10380 Sanndis Dr. #10
  St. Louis, MO 63146               25,000           0              .41%            0

Arthur F. Kerckhoff III
1863 Craig Park Court
  St. Louis, MO 63146               50,000           0              .82%            0

KGL Investments, Ltd
c/o Kaplan Gottbetter &
  Levenson, LLP
630 Third Avenue
  New York, NY 10017                50,000           0              .82%            0

Constance Ladd
1963 Kings Row Manor
  St. Louis, MO 63146               75,000           0              1.23%           0

Mark A. Ladd
1516 East Swan Circle
  St. Louis, MO 63144               50,000           0              .82%            0

Todd Lipson
1039 Nooning Tree Dr.
  Chesterfield, MO 63017            50,000           0              .82%            0

Les M. Moss
12395 Woodline Drive
  Creve Coeur, MO 63141             75,000           0              1.23%           0

Susan Moss (1)
759 Cedar Field Ct.
  Town & Country, MO 63017          50,000           0              .82%            0

Morris M. Moss
13550 S. Outer 40 Rd. #405
  Chesterfield, MO 63017            50,000           0              .82%            0

                                          Shares of
                                        Common Stock
                                     Beneficially Owned              Percentage Ownership
                                   -----------------------        -------------------------
Name and Address of                 Before          After          Before            After
 Beneficial Owner                  Offering       Offering        Offering         Offering
-------------------               --------       --------        --------         --------
Hershey Moss (1)
759 Cedar Field Court
  Town & County, MO 63017           4,000,000        3,768,500      65.7%           61.9%

Michael Moss
935 Rosalind Road
  San Marino, CA 91108              100,000          0              1.64%           0

Flavian Mueller
360 Waycliffe
  Wayzata, MN 55391                 100,000          0              1.64%           0

John F. and Barbara A. Olsen
2651 South St. Marks Avenue
  Bellmore, NY 11710                50,000           0              .82%            0

Edmund J. Paciello
65 Cedarcliff Road
  Staten Island, NY 10301           25,000           0              .41%            0

Jack Pate
1908 Donnington Ct.
  Las Vegas, NV 89123               75,000           0              1.23%           0

Rickie Rubin
703 Graeser Rd.
  St. Louis, MO 63141               50,000           0              .82%            0

Michael Ruge
c/o TradeTrue
852 Fort Street, 3rd Floor
Victoria, BC V841H8
  Canada                            20,000           0              .33%            0

                                          Shares of
                                        Common Stock
                                     Beneficially Owned              Percentage Ownership
                                   -----------------------        -------------------------
Name and Address of                 Before          After          Before            After
 Beneficial Owner                  Offering       Offering        Offering         Offering
-------------------               --------       --------        --------         --------
Thomas Jeremy Ryan
7719 Gissler
  St. Louis, MO 63117               35,000           0              .57%            0

Bradley J. Sandler
4221 S. Clay Ave.
  Kirkwood, MO 63122                50,000           0              .82%            0

Lillian J. Sandler
#7 Clayton Hills Lane
  Town & Country, MO 63131          150,000          0              2.46%           0

Scott L. Sandler
210 Equestrian Downs Dr.
  St. Peters, MO  63376             60,000           0              .99%            0

Larry Shriber
1716  8th St.
  Manhattan Beach, CA 90266         100,000          0              1.64%           0

Joshua A. Shriber
440 Ave. E
  Redondo Beach, CA 90277           100,000          0              1.64%           0

Pat Ellis Stubbs
1118 W. Magnolia Blvd. #501
  Burbank, CA 91506                 25,000           0              .41%            0

Dr. Robert J. Wilkins
18 Beatrice Lane
  Glen Cove, NY 11542               30,000           0              .49%            0

--------------
(1) Susan Moss is the wife of Hershey Moss. Hershey Moss has disclaimed all beneficial ownership in the shares owned by his wife.

                            DESCRIPTION OF SECURITIES

General

      Our authorized capital stock currently consists of 50,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share, the rights and preferences of which may be established from time to time by our Board of Directors. As at January 18, 2002 there are 6,087,500 shares of our common stock issued and outstanding. No other securities, including without limitation any preferred stock, convertible securities, options, warrants, promissory notes or debentures are outstanding.

      The description of our securities contained herein is a summary only and may be exclusive of certain information that may be important to you. For more complete information, you should read our Certificate of Incorporation and Bylaws.

Common Stock

      Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any shares of preferred stock outstanding at the time, holders of our common stock are entitled to receive dividends ratably, if any, as may be declared from time to time by our board of directors out of funds legally available therefor.

      Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably, our net assets available after the payment of:

      o all secured liabilities, including any then outstanding secured debt securities which we may have issued as of such time;

      o all unsecured liabilities, including any then unsecured outstanding secured debt securities which we may have issued as of such time; and

      o     all liquidation preferences on any then outstanding preferred stock.

      Holders of our common stock have no preemptive, subscription, redemption or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of our common stock are, and the shares offered by us in this offering will be, when issued and paid for, duly authorized, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

Preferred Stock

      Our  board  of  directors  is  authorized,   without  further  stockholder
approval, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of these shares, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, and to fix the number of shares constituting any series and the designations of these series. These shares will have rights senior to our common stock. The issuance of preferred stock may have the effect of delaying or preventing a change in control of us. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of our common stock. At present, we have no plans to issue any shares of our preferred stock.

Penny Stock Rules

      At the present time, there is no public market for our stock. However, it is expected that in connection with this offering, our common stock will be traded in the over-the-counter market and that trading activity will be reported on the OTC Electronic Bulletin Board, although no assurance can be given that this will prove to be the case.

      The United States Securities and Exchange Commission "Securities Enforcement and Penny Stock Reform Act of 1990" requires special disclosure relating to the trading of any stock defined as a "penny stock". Commission regulations generally define a penny stock to be an equity security that has a market price of less than $5.00 per share and is not listed on The Nasdaq Small Cap Stock Market or a major stock exchange. These regulations subject all broker-dealer transactions involving such securities to special "Penny Stock Rules". Following the completion of this offering the commencement of trading of our common stock, and the foreseeable future thereafter, the market price of our common stock is expected to be substantially less than $5 per share.
Accordingly, should anyone wish to sell any of our shares through a broker-dealer, such sale will be subject to the Penny Stock Rules. These Rules will affect the ability of broker-dealers to sell our shares (and will therefore also affect the ability of purchasers in this offering to re-sell their shares in the secondary market, if such a market should ever develop.)

      The Penny Stock Rules impose special sales practice requirements on broker-dealers who sell shares defined as a "penny stock" to persons other than their established customers or "Accredited Investors." Among other things, the Penny Stock Rules require that a broker-dealer make a special suitability determination respecting the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. In addition, the Penny Stock Rules require that a broker-dealer deliver, prior to any transaction, a disclosure schedule prepared in accordance with the requirements of the Commission relating to the penny stock market. Disclosure also has to be made about commissions payable to both the broker-dealer and the registered representative and the current quotations for the securities. Finally, monthly statements have to be sent to any holder of such penny stocks disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the rule may affect the ability of broker-dealers to sell our shares and may affect the ability of holders to sell our shares in the secondary market. Accordingly, for so long as the Penny Stock Rules are applicable to our common stock, it may be difficult to trade such stock because compliance with the Penny Stock Rules can delay or preclude certain trading transactions. This could have an adverse effect on the liquidity and price of our common stock.

Delaware Anti-Takeover Law

      We are not presently subject to Section 203 of the DGCL and will not become subject to Section 203 in the future unless, among other things, our common stock is (i) listed on a national securities exchange; (ii) authorized for quotation on the NASDAQ Stock Market; or (iii) held of record by more than 2,000 stockholders. If Section 203 should become applicable to us in the future, it could prohibit or delay a merger, takeover or other change in control of our Company and therefore could discourage attempts to acquire us. Section 203 restricts certain transactions between a corporation organized under Delaware law and any person holding 15% or more of the corporation's outstanding voting stock, together with the affiliates or associates of such person (an "Interested Stockholder"). Section 203 prevents, for a period of three years following the date that a person became an Interested Stockholder, the following types of transactions between the corporation and the Interested Stockholder (unless certain conditions, described below, are met): (a) mergers or consolidations, (b) sales, leases, exchanges or other transfers of 10% or more of the aggregate assets of the corporation, (c) issuances or transfers by the corporation of any stock of the corporation which would have the effect of increasing the Interested Stockholder's proportionate share of the stock of any class or series of the corporation, (d) any other transaction which has the effect of increasing the proportionate' share of the stock of any class or series of the corporation which is owned by the Interested Stockholder and (e) receipt of the Interested Stockholder of the benefit (except proportionately as a stockholder) of loans, advances, guarantees, pledges or other financial benefits provided by the corporation.

      The three-year ban does not apply if either the proposed transaction or the transaction by which the Interested Stockholder became an Interested Stockholder is approved by the board of directors of the corporation prior to the time such stockholder becomes an Interested Stockholder. Additionally, an Interested Stockholder may avoid the statutory restriction if, upon the consummation of the transaction whereby such stockholder becomes an Interested Stockholder, the stockholder owns at least 85% of the outstanding voting stock of the corporation without regard to those shares owned by the corporation's officers and directors or certain employees stock plans. Business combinations are also permitted within the three-year period if approved by the board of directors and authorized at an annual or special meeting of stockholders by the holders of at least two-thirds of the outstanding voting stock not owned by the Interested Stockholder. In addition, any transaction is exempt from the statutory ban if it is proposed at a time when the corporation has proposed, and a majority of certain continuing directors of the corporation have approved, a transaction with a party who is not an Interested Stockholder (or who becomes such with approval of the board of directors) if the proposed transaction involves (a) certain mergers or consolidations involving the corporation, (b) a sale or other transfer of over 50% of the aggregate assets of the corporation, or (c) a tender or exchange offer for 50% or more of the outstanding voting stock of the corporation.


Transfer Agent

      Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004, will act as the Transfer Agent for our common stock.

                              PLAN OF DISTRIBUTION

      The shares offered by the Selling Stockholders may be sold or distributed from time to time by the Selling Stockholders or by pledgees, donees or transferees of, or successors in interest to, the Selling Stockholders directly to one or more purchasers, including pledgees, or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. We will pay the expenses incurred to register the shares being offered by the Selling Stockholders for resale, but the Selling Stockholders will pay any underwriting discounts and brokerage commissions associated with these sales. The commission or discount which may be received by any member of the National Association of Securities Dealers, Inc. in connection with these sales will not be greater than 8%.

      The distribution of the shares may be effected in one or more of the following methods:

      o ordinary brokers transactions, which may include long or short sales,

      o purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus,

      o "at the market" to or through market makers or into an existing market for the common stock,

      o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents, or

      o any combination of the foregoing, or by any other legally available means.

      In addition, the Selling Stockholders or their successors in interest may enter into hedging transactions with broker-dealers who may engage in short sales of shares of common stock in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders or their successors in interest may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

      Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both. Such compensation as to a particular broker-dealer may be in excess of customary commissions. The Selling Stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, and any commission received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act. No Selling Stockholder can presently estimate the amount of such compensation.

      Each Selling Stockholder and any other person participating in a distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of securities by, Selling Stockholders and other persons participating in a distribution of securities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of the foregoing may affect the marketability of the securities offered hereby.

      Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that rule rather than pursuant to this prospectus. There can be no assurance that the Selling Stockholders will sell any or all of the shares of common stock offered by them hereunder.

                         SHARES ELIGIBLE FOR FUTURE SALE

      As at January 18, 2002 we have 6,087,500 shares of common stock issued and outstanding. Of these shares, the 2,319,000 shares that can be sold in this offering by the Selling Stockholders will be freely tradeable without restriction or further registration under the Securities Act, except for any of such shares offered for sale by an "affiliate" of ours as defined in SEC Rule 144 which will be subject to the resale limitations under Rule 144.

      In general, under Rule 144, a person or persons whose shares are required to be aggregated, who has beneficially owned shares of common stock for a period of one year, including a person who may be deemed an "affiliate", is entitled to sell, within any three-month period, a number of shares not exceeding 1% of the total number of outstanding shares of such class. A person who is not an "affiliate" of ours and who has beneficially owned shares for at least two years is entitled to sell such shares under Rule 144 without regard to the volume limitations described above. Under Rule 144, an "affiliate" of an issuer is a person that directly or indirectly through the use of one or more intermediaries controls, is controlled by, or is under common control with, such issuer.

      If a public market develops for our common stock, we are unable to predict the effect that sales made under Rule 144 or other sales may have on the then prevailing market price of our common stock. None of our presently outstanding shares of Common Stock will be immediately eligible for sale under Rule 144 prior to September 14, 2002.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Insofar as indemnification for liabilities may be permitted to directors, officers and controlling persons pursuant to Section 145 of the Delaware General Corporation Law, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this type of indemnification is against public policy and is, therefore, unenforceable. See "Management - Directors - Limitation on Directors Liability".

                                  LEGAL MATTERS

      Kaplan Gottbetter & Levenson, LLP have rendered an opinion as our counsel, that the shares offered hereby by our officers, when issued and sold, will be legally issued, fully paid and nonassessable. Kaplan Gottbetter & Levenson, LLP owns 50,000 shares of our common stock through KGL Investments, Ltd.

                                     EXPERTS

      The financial statements included in this prospectus, and elsewhere in the registration statement as of December 31, 2001 and for the period from inception (September 7, 2001) through December 31, 2001 have been audited by Rogoff & Company, P.C., independent auditors, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                             ADDITIONAL INFORMATION

      We have filed with the principal office of the Securities and Exchange Commission in Washington, D.C., a registration statement on Form SB-2 relating to the shares offered in this prospectus. This prospectus does not contain all of the information included in the registration statement and the exhibits thereto, to which reference is now made. Each statement made in this prospectus concerning a document filed as an exhibit to the registration statement is not necessarily complete and is qualified in its entirety by reference to such exhibit for a complete statement of its provisions. You may inspect the registration statement and its exhibits without charge, or obtain a copy of all or any portion thereof, at prescribed rates, at the public reference facilities of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. See "Where You Can Get More Information".

      We are not currently a reporting company under the Securities Exchange Act of 1934, and therefore we have not filed any reports with the Securities and Exchange Commission. Upon completion of this offering we intend to file reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934, and to furnish to our security holders annual reports containing audited financial statements reported on by our independent auditors.

                           NATIONAL PIZZA CORPORATION

                        (A Development Stage Enterprise)

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----

Independent Auditor's Report                                                 F-1

Consolidated Balance Sheet as of December 31, 2001                           F-2

Consolidated Statement of Operations for the period from
           September 7, 2001 (inception) to December 31, 2001                F-3

Consolidated Statement of Stockholders' Equity for the period from
           September 7, 2001 (inception) to December 31, 2001                F-4

Consolidated Statement of Cash Flows for the period from
           September 7, 2001 (inception) to December 31, 2001                F-5

Notes to Consolidated Financial Statements                                   F-6

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of National Pizza Corporation and Subsidiary

We have audited the accompanying consolidated balance sheet of National Pizza Corporation (a Delaware corporation and a development stage enterprise) and Subsidiary as of December 31, 2001, and the related consolidated statements of operations, stockholders' equity, and cash flows for the period from September 7, 2001 (inception) to December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of National Pizza Corporation and Subsidiary as of December 31, 2001, and the results of their operations and their cash flows for the period of inception (September 7, 2001) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.


                                     /s/ Rogoff and Company, P.C.

New York, New York
January 14, 2002

                    National Pizza Corporation and Subsidiary
                        (A Development Stage Enterprise)

                           Consolidated Balance Sheet
                             As of December 31, 2001

ASSETS

Current assets:
  Cash and cash equivalents                                           $ 203,087
                                                                      ---------
     Total current assets                                               203,087

Other assets:
  Deferred offering costs                                                25,760
                                                                      ---------
     Total other assets                                                  25,760
                                                                      ---------

         TOTAL ASSETS                                                   228,847
                                                                      =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accrued expenses                                                          848
  Stockholder loan                                                       45,000
                                                                      ---------
     Total current liabilities                                           45,848

Other liabilities:
  Commitments and contingencies                                              --
                                                                      ---------
     Total other liabilities                                                 --
                                                                      ---------

         Total liabilities                                               45,848
                                                                      ---------

Stockholders' equity:
  Common stock, $0.001 par value, 50,000,000 shares
    authorized, 6,087,500 shares issued and outstanding                   6,088
  Preferred stock, $0.001 par value, 5,000,000 shares
    authorized, 0 shares issued and outstanding                              --
  Additional paid-in capital                                            183,881
  Deficit accumulated during the development stage                       (6,970)
                                                                      ---------
     Total stockholders' equity                                         182,999
                                                                      ---------

         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                   $ 228,847
                                                                      =========

                 See Notes to Consolidated Financial Statements

                    National Pizza Corporation and Subsidiary
                        (A Development Stage Enterprise)

                    Consolidated Statement of Operations
     For the period from September 7, 2001 (inception) to December 31, 2001


Operating income:
  Operating income                                                  $        --
                                                                    -----------
     Total operating income                                                  --

Operating expenses:
  General and administrative expenses                                     7,211
                                                                    -----------
     Total operating expenses                                             7,211
                                                                    -----------

         (Loss) from operations                                          (7,211)

Other income:
  Interest income                                                           241
                                                                    -----------
     Total other income                                                     241
                                                                    -----------

         (Loss) before income tax expense                                (6,970)

Income tax expense:
  Provision for income taxes                                                 --
                                                                    -----------

                  Net (loss)                                        $    (6,970)
                                                                    ===========

                  Weighted average shares outstanding                 4,274,312

                  Earnings (loss) per share                         $     (0.00)


                 See Notes to Consolidated Financial Statements

                    National Pizza Corporation and Subsidiary
                        (A Development Stage Enterprise)

                 Consolidated Statement of Stockholders' Equity
     For the period from September 7, 2001 (inception) to December 31, 2001

                                                                                             Deficit
                                                                                           Accumulated
                                                                           Additional       During the
                                      Number       Common       Preferred    Paid-in       Development
                                     of Shares      Stock         Stock      Capital           Stage      Total
                                     ---------      -----         -----      -------           -----      -----
BALANCE, INCEPTION
 (SEPTEMBER 7, 2001)                      --      $      --        $  --     $      --      $     --     $     --

Net proceeds from the
 issuance of common
 stock - Founder                      4,000,000       4,000           --         6,000            --       10,000

Issuance of common
 stock for services                      50,000          50           --         4,950            --        5,000

Net proceeds from the
 issuance of common
 stock - Private Placement            2,037,500       2,038           --       172,931            --      174,969

Net income (loss) for
 the period from September 7,
 2001  (inception) to
 December 31, 2001                           --          --         $  --           --        (6,970)      (6,970)
                                      ---------     -------         -----    ---------      --------     --------
BALANCE, DECEMBER 31,  2001           6,087,500     $ 6,088         $  --    $ 183,881      $ (6,970)    $182,999
                                      =========     =======         =====    =========      ========     ========

                 See Notes to Consolidated Financial Statements

                    National Pizza Corporation and Subsidiary
                        (A Development Stage Enterprise)

                      Consolidated Statement of Cash Flows
     For the period from September 7, 2001 (inception) to December 31, 2001

CASH FLOWS FROM:

Operating activities:
  Net (loss)                                                          $  (6,970)
  Consulting Services for stock                                           5,000

Adjustments to reconcile net (loss) to Net cash
   (used in) operating activities:

  Accrued expenses                                                          848
                                                                      ---------
         Net Cash (used in) operating activities                         (1,122)
                                                                      ---------

Financing activities:
  Deferred offering costs                                               (25,760)
  Shareholder advances                                                   45,000
  Issuance of common stock - founder                                     10,000
  Issuance of common stock - private placement                          174,969
                                                                      ---------
         Net Cash provided by financing activities                      204,209
                                                                      ---------

Net increase in cash and cash equivalents                               203,087

Cash and cash equivalents at beginning of period                             --
                                                                      ---------
Cash and cash equivalents at end of period                            $ 203,087
                                                                      =========

Supplemental disclosures of cash flow information:

 Cash paid during the year for:
   Interest                                                           $      --
   Income taxes                                                       $      --

Non-cash transaction:
   Consulting services by issuance of common stock                    $   5,000


                 See Notes to Consolidated Financial Statements

                    National Pizza Corporation and Subsidiary
                        (A Development Stage Enterprise)

                   Notes to Consolidated Financial Statements
                                December 31, 2001


Note 1: Organization and Business

National Pizza Corporation (the "Parent") was incorporated on September 7, 2001, pursuant the General Corporation Law of the State of Delaware. The Company was formed to sell pizza ovens and prepared fast food products, including pizza, through a distribution network which management plans to establish throughout the United States. The pizza ovens and food products will be manufactured by third parties. The Company intends to sell these products to distributors, who will sell to retail outlets for resale to their customers. The Company does not intend to operate any retail outlets or serve customers directly. NPC Service Corporation, a wholly-owned subsidiary (the "Subsidiary"), was incorporated on October 11, 2001, pursuant the General Corporation Law of the State of Delaware.

The Company is a development stage enterprise as defined by Financial Accounting Standards Board (FASB) Statements of Financial Accounting Standards (SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises". The Company has not yet commenced operations. The Company's only activities to date have been its formation and raising capital. Because the Company is in the development stage, the accompanying consolidated financial statements should not be regarded as typical for normal operating periods.

Note 2: Basis of Presentation

The consolidated financial statements include the accounts of the Parent, National Pizza Corporation, and its wholly-owned Subsidiary, NPC Service Corporation (collectively referred to herein as the "Company", from their respective dates of incorporation). All significant inter-company transactions and account balances have been eliminated in consolidation.


Note 3: Private Placement Offering

During the year ended December 31, 2001, the Board of Directors of the Company passed a resolution authorizing the management of the Company to initiate steps to make a private placement of the Company's securities in order to raise capital. On October 22, 2001, the Company initiated an offering of securities under an exemption pursuant to Rule 506 of Regulation D, "Rules Governing the Limited Offer and Sale of Securities Without Registration Under the Securities Act of 1933 (as amended)" (the "Offering"). The Offering included the sale of up to 2,500,000 Shares of the Company's $0.001 par value voting Common Stock (the "Common Stock") at the offering price of $0.10 per Share, on a 1,500,000 Share minimum, 2,500,000 Share maximum, basis.

                    National Pizza Corporation and Subsidiary
                        (A Development Stage Enterprise)

             Notes to Consolidated Financial Statements (continued)
                                December 31, 2001

Note 3: Private Placement Offering (continued)

The Offering was concluded on December 18, 2001, with the subscription of 2,037,500 Shares of the Company's Common Stock that raised $203,750. Deferred offering costs of $28,781, for legal fees, registration fees, printing fees and other related expenses, were charged to the Offering which raised an aggregate of $174,969 for the Company.

Note 4: Proposed Public Offering

During the year ended December 31, 2001, the Board of Directors of the Company passed a resolution authorizing the management of the Company to initiate steps to register the Shares sold in the private placement offering, pursuant to the Securities Act of 1933 (as amended). The Company plans to file Form SB-2 with the United States Securities and Exchange Commission and, once approved, to initiate quotation on either The OTC Bulletin Board(R) (the "OTCBB") or any other comparable quotation media.

Note 5: Summary of Significant Accounting Policies

Cash and cash equivalents

The Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

Deferred offering costs

Costs and fees incurred in conjunction with the proposed initial public offering
(IPO) of the Company's securities pursuant to the Securities Act of 1933 (as amended) have been deferred and will be charged against the gross proceeds of the offering, if successful, or expensed to operations if the offering is abandoned.

Organization costs

Organization costs incurred in conjunction with the incorporation of the Company have been expensed to operations.

                    National Pizza Corporation and Subsidiary
                        (A Development Stage Enterprise)

             Notes to Consolidated Financial Statements (continued)
                                December 31, 2001

Note 5: Summary of Significant Accounting Policies (continued)

Year end

The Company has adopted a year end of December 31 for financial statement and income tax reporting purposes.

Revenue Recognition

Revenue is recognized when revenue is realized and has been earned.

Income taxes

The Company has adopted Company has adopted Financial Accounting Standards Board
(FASB) Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes", for financial statement reporting purposes. SFAS No. 109 requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets if it is more likely than not that such assets will not be realized.

Earnings (loss) per share

Earnings (loss) per share has been computed by dividing the net (loss) by the weighted average number of common stock and common stock equivalent shares outstanding.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

                    National Pizza Corporation and Subsidiary
                        (A Development Stage Enterprise)

             Notes to Consolidated Financial Statements (continued)
                                December 31, 2001

Note 6: Deferred Offering Costs

Costs relating to the proposed initial public offering (IPO) of the Company's securities at December 31, 2001 are summarized as follows:

            Legal fees                                     $25,760
                                                           -------
            Total                                          $25,760
                                                           =======

Note 7: Organization Costs

Organization costs incurred in conjunction with the incorporation of the Company have been expensed to operations (general and administrative expenses) in accordance with American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 98-5. Organization costs for the period of Inception (September 7, 2001) to December 31, 2001 are summarized as follows:

            Incorporation fees                             $   459
            Legal fees                                         848
            Professional fees for Corporate logo design        600
                                                           -------
            Total                                          $ 1,907
                                                           =======

                    National Pizza Corporation and Subsidiary
                        (A Development Stage Enterprise)

             Notes to Consolidated Financial Statements (continued)
                                December 31, 2001

Note 8: Issuance of Shares

On October 23, 2001 the Company issued 50,000 Shares of its $0.001 par value voting Common Stock to KGL Investments, Ltd., a New York Sub-Chapter S corporation whose shareholders are also the partners of the Company's legal counsel, Kaplan Gottbetter & Levenson, LLP, in exchange for non-legal consulting services. The transaction has been valued at the offering price of the Shares ($0.10 per Share) for financial statement reporting purposes at December 31, 2001 since this was more readily determinable than the value of the services. Accordingly, the Company charged $5,000 to operations (general and administrative expenses).

Note 9: Related Party Transactions

Officer/Stockholder loan

The President of the Company has made short-term advances to the Company. The advances, which are non-interest bearing, amounted to $45,000 at December 31, 2001. The Company plans to repay the balance of the loan in 2002 from the proceeds of the Offering.

Real estate leases

The Company occupies space at the office of its President, located at 759 Cedar Field Court, Town and Country, Missouri 63017 on a month-to-month basis, at no charge, pursuant to an informal verbal agreement accounted for as an operating lease.


Note 10: Income Taxes

The Company has a net operating loss (NOL) carryforward for federal income tax purposes of $6,970 at December 31, 2001, available to offset income taxes in future periods until the year ended December 31, 2016. A valuation allowance has been provided against the deferred tax asset. Accordingly, the Company has not recorded an income tax expense at December 31, 2001.

                    National Pizza Corporation and Subsidiary
                        (A Development Stage Enterprise)

             Notes to Consolidated Financial Statements (continued)
                                December 31, 2001

Note 10: Income Taxes (continued)

Temporary differences and the NOL carryforward which give rise to deferred tax assets and liabilities at December 31, 2001 are as follows:


         Deferred tax assets:
                  Net operating loss (NOL) carryforward           $ 6,970
                                                                  -------

                  Total deferred tax assets                       $ 6,970

         Deferred tax liabilities:
                  Organization costs                              $ 1,907
                                                                  -------

         Total deferred tax liabilities                           $ 1,907
                                                                  -------

         Net deferred tax assets                                  $ 5,063

         Valuation allowance                                      $(5,063)
                                                                  -------

         Total                                                    $    --
                                                                  =======

Note 11: Recent Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board issued Statement No. 141, "Business Combinations" and Statement No. 142, "Goodwill and Other Intangible Assets". These statements become effective to the Company on July 1, 2001 for Statement No. 141 and August 1, 2002 for Statement No. 142. The Company has not completed any business combinations as of December 31, 2001 and management cannot currently assess what effect the future adoption of these pronouncements will have on the Company's financial statements.

In June 15, 2001, the Financial Accounting Standards Board also issued Statement No. 143 "Accounting For Asset Retirement Obligations" and in August 15, 2001, Statement No. 144 "Accounting For Impairment and Disposal of Long Lived Assets".

                    National Pizza Corporation and Subsidiary
                        (A Development Stage Enterprise)

             Notes to Consolidated Financial Statements (continued)
                                December 31, 2001

Note 11: Recent Accounting Pronouncements (continued)

Statement No. 143 will change the accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs in four significant ways. First, Statement 143 requires that the amount initially recognized for an asset retirement obligation be measured at fair market value and not under the current practice of using a cost-accumulation measurement approach. Second, Statement 143 requires that the retirement obligation liability is discounted and accretion expense is recognized using the credit-adjusted risk-free interest rate in effect when the liability was initially recognized.

Prior practice did not require discounting of the retirement obligation liability and therefore no accretion was recorded in periods subsequent to the initial recognition period. Third, under prior practice, dismantlement and restoration costs were taken into account in determining amortization and depreciation rates and often the recognized asset retirement obligation was recorded as a contra-asset. Under Statement 143, recognized asset retirement obligations are recognized as a liability. Fourth, under prior practice, the asset retirement obligation was recognized over that useful life of the related asset and under Statement 143 the obligation is recognized over that useful life of the related asset and under Statement 143 the obligation is recognized when the liability is incurred. The effective date for Statement No. 143 is for fiscal years beginning after June 15, 2002.

Statement No. 144, changes the accounting for long lived assets to be held and used by eliminating the requirement to allocate goodwill to long-lived assets to be tested for impairment, by providing a probability-weighted cash flow estimation approach to deal with situations in which alternative courses of action to recover the carrying amount of possible future cash flows and establishing a "primary-asset" approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. Statement No. 144 changes the accounting for long-lived assets to be disposed of other than the sale by requiring that the depreciable life of a long lived asset to be abandoned, be revised to reflect a shortened useful life and by requiring that an impairment loss be recognized at the date a long-lived asset is exchanged for a similar productive asset or distributed to owners in a spin-off if the carrying amount of the asset exceeds its fair value. Statement No. 144 changes the accounting for long lived assets to be disposed of by sale by requiring that discontinued operations no longer be measured on a net realizable value basis (but at the lower of carrying amount or fair value less costs to sell), by eliminating the recognition of future operating losses of discontinued components before they occur and by broadening the presentation of discontinued operations in the income statement to include a component of an entity rather than a segment of a business. A component of an entity comprises operations and cash flows that can be clearly distinguished, operationally, and for financial reporting purposes, from the rest of the entity. The effective date for Statement No. 144 is for fiscal years beginning after December 15, 2001.

                    National Pizza Corporation and Subsidiary
                        (A Development Stage Enterprise)

             Notes to Consolidated Financial Statements (continued)
                                December 31, 2001

Note 11: Recent Accounting Pronouncements (continued)

The Company expects that the adoption of the new statements will not have a significant impact on its financial statements. It is not possible to quantify the impact until the newly issued statements have been studied.

No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus in connection with the offer made hereby. If given or made, such information or representation must not be relied upon as having been authorized by us. This Prospectus does not constitute an offer to any person in any jurisdiction in which such an offer would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                                2,319,000 Shares

                           NATIONAL PIZZA CORPORATION


                                   ----------

                                   PROSPECTUS

                                   ----------



                                 _________, 2002


Until             , 2002 (__ days from the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

                                     PART II

Item 24. Indemnification of Directors and Officers

      Our certificate of incorporation limits the liability of our directors and officers to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:
(i) breach of the directors' duty of loyalty; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law,
(iii) the unlawful payment of a dividend or unlawful stock purchase or redemption, and (iv) any transaction from which the director derives an improper personal benefit. Delaware law does not permit a corporation to eliminate a director's duty of care, and this provision of our Certificate of Incorporation has no effect on the availability of equitable remedies, such as injunction or rescission, based upon a director's breach of the duty of care.

      The effect of the foregoing is to require us to indemnify our officers and directors for any claim arising against our directors and officers in their official capacities if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

      INSOFAR AS INDEMNIFICATION FOR LIABILITIES MAY BE PERMITTED TO OUR DIRECTORS, OFFICERS AND CONTROLLING PERSONS PURSUANT TO THE FOREGOING
PROVISIONS, OR OTHERWISE, WE HAVE BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THIS TYPE OF INDEMNIFICATION IS AGAINST PUBLIC POLICY AND IS, THEREFORE, UNENFORCEABLE.

Corporate Takeover Provisions

   Section 203 of the Delaware General Corporation Law

      We are not presently subject to the provisions of Section 203 of the Delaware General Corporation Law ("Section 203"). Under Section 203, certain "business combinations" between a Delaware corporation whose stock generally is publicly traded or held of record by more than 2,000 stockholders and an "interested stockholder" are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless (i) the corporation has elected in its original certificate of incorporation not to be governed by Section 203 (we did not make such an election) (ii) the business combination was approved by the Board of Directors of the corporation before the other party to the business combination became an interested stockholder (iii) upon consummation of the transaction that made it an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to render or vote stock held by the plan) or, (iv) the business combination was approved by the Board of Directors of the corporation and ratified by two-thirds of the voting stock which the interested stockholder did not own. The three-year prohibition also does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of the majority of the corporation's directors. The term "business combination" is defined generally to include mergers or consolidations between a Delaware corporation and an "interested stockholder," transactions with an "interested stockholder" involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an interested stockholder's percentage ownership of stock. The term "interested stockholder" is defined generally as a stockholder who, together with affiliates and associates, owns (or, within three years prior, did own) 15% or more of a Delaware corporation's voting stock. If it should become applicable to us in the future, Section 203 could prohibit or delay a merger, takeover or other change in control of our company and therefore could discourage attempts to acquire us.

Item 25. Other Expenses of Issuance and Distribution

      The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered.

        SEC Registration Fee ................................    $    22
        Printing and Engraving Expenses .....................    $ 2,500
        Legal Fees ..........................................    $60,000
        Accounting Fees .....................................    $ 5,000
        Transfer Agent Fees......................... ........    $ 2,000
        Miscellaneous Expenses ..............................    $ 2,000

          TOTAL ESTIMATED EXPENSES ..........................    $71,522

      All such expenses will be borne by us.

Item 26. Recent Sales of Unregistered Securities

      On September 14, 2000 we issued 4,000,000 shares of our common stock to our founder, Hershey Moss, for $10,000.

      On October 23, 2001, we issued 50,000 shares of our common stock to KGL Investments, Ltd., the beneficial owner of which is Kaplan Gottbetter & Levenson, LLP, our counsel, for non-legal services.

      During the period October 22, 2001 through December 19, 2001 we issued an aggregate of 2,037,500 shares to 33 persons at a price of $.10 per share or an aggregate of $203,750. The offering was made in compliance with Rule 506 of Regulation D of the General Rule and Regulations under the Securities Act of 1933, as amended (the "Securities Act")

      All of the foregoing securities were sold under the exemption from registration provided by Section 4(2) of the Securities Act. Neither we nor any person acting on our behalf offered or sold the securities by means of any form of general solicitation or general advertising. All purchasers represented in writing that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without registration or an exemption therefrom.

Item 27. Exhibits

EXHIBIT NO.                                                  ITEM


     3.1 Certification of Incorporation of National Pizza Corporation filed September 7, 2001

     3.2      By-Laws of National Pizza Corporation

     4.1      Specimen Common Stock Certificate

     5.1      Opinion and Consent of Counsel

     21       Subsidiaries - NPC Service Corporation

     23 Consent of Rogoff & Company, P.C., independent certified public accountants.

Item 28. Undertakings.

      (a) Rule 415 Offering.

          The undersigned issuer hereby undertakes that it will:

            (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii)  Reflect  in  the   prospectus   any  facts  or  events  which,
      individually   or  together,   represent  a  fundamental   change  in  the
      information in the registration statement; and

            (iii) Include any additional or changed material information on the plan of distribution.

            (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

            (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                  (b) Indemnification

      Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such court.

                  (c) Rule 430A

                  The undersigned issuer will:

      (1) For determining any liability under the Securities Act, treat the information in the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus file by the small business issuer under rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as at the time the Commission declared it effective.

      (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on this Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in Town & Country, Missouri on January 29, 2002.


                                             NATIONAL PIZZA CORPORATION

                                             By: /s/    Hershey Moss
                                                 -------------------------------
                                             Hershey Moss, President, Treasurer,
                                                Chief Executive, Financial and
                                               Accounting Officer and Chairman
                                                  of the Board of Directors

      Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form SB-2 has been signed by the following persons in their respective capacities with National Pizza Corporation and on the dates indicated.

SIGNATURE             TITLE                                    DATE
---------             -----                                    ----

/s/ Hershey Moss      President, Treasurer, Chief Executive,   January 29, 2002
-----------------     Financial and Accounting Officer and
Hershey Moss          Chairman of the Board of Directors


Board of Directors

/s/ Hershey Moss      Director                                 January 29, 2002
----------------
Hershey Moss

/s/ Andrew S. Peck    Director                                 January 29, 2002
------------------
Andrew S. Peck


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

                           NATIONAL PIZZA CORPORATION

                                  EXHIBIT INDEX


EXHIBIT NO.   ITEM                                                          PAGE
-----------   ----                                                          ----
3.1           Certification of Incorporation of National Pizza Corporation  E-1
              filed September 7, 2001

3.2           By-Laws of National Pizza Corporation                         E-6

4.1           Specimen Common Stock Certificate *

5.1           Opinion and Consent of Counsel                                E-20

21            Subsidiaries - NPC Service Corporation

23            Consent of Rogoff & Company, P.C., independent certified
              public accountants.                                           E-22

--------------------
* To be filed by amendment.


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